NCO group(R)
For further information:                                            NEWS RELEASE

At NCO Group, Inc.                  At FRB / Weber Shandwick
Michael J. Barrist,                 Joe Calabrese (General)
Chairman and CEO                    Judith Sylk-Siegel (Media)
Steven L. Winokur,                  Nicole Engel (Analysts)
EVP, Finance and CFO                (212) 661-8030
(215) 793-9300
www.ncogroup.com

For Immediate Release


                NCO GROUP, INC. ANNOUNCES FOURTH QUARTER RESULTS
                       WITH NET INCOME OF $0.31 PER SHARE
                         AND ANNOUNCES INVESTOR GUIDANCE
                      FOR FIRST AND SECOND QUARTERS OF 2002


FORT WASHINGTON, PA, February 12, 2002 - NCO Group, Inc. ("NCO")(Nasdaq: NCOG), a leading provider of accounts receivable management and collection services, announced today that during the fourth quarter it achieved net income of $0.31 per share, on a diluted basis.

Revenue in the fourth quarter of 2001 was $172.9 million, an increase of 12.3%, or $18.9 million, from revenue of $154.0 million in the fourth quarter of the previous year. Net income was $8.2 million, or $0.31 per share, on a diluted basis, as compared to $11.6 million, or $0.45 per share, on a diluted basis, in the fourth quarter a year ago.

Revenue for 2001 was $701.5 million, an increase of 15.8% or $95.6 million, from revenue of $605.9 million for 2000. Net income for 2001, excluding the after-tax effects of $23.8 million of one-time charges, was $40.4 million, or $1.49 per share, on a diluted basis, as compared to income from continuing operations of $46.1 million, or $1.79 per share, on a diluted basis, for 2000. Including the one-time charges, net income for 2001 was $25.9 million, or $0.99 per share, on a diluted basis. The one-time charges incurred during the second and third quarters related to a comprehensive streamlining of NCO's expense structure designed to counteract the effects of operating in a more difficult collection environment as well as NCO's decision to relocate its corporate headquarters as a result of a flood that occurred in June 2001.

NCO's operations are currently organized into market specific divisions that include: U.S. Operations, Portfolio Management, and International Operations. These divisions accounted for $155.5 million, $16.2 million and $10.0 million of the revenue for the fourth quarter of 2001, respectively. Included in the U.S. Operations' revenue was $7.1 million from Portfolio Management. International Operations' revenue included $1.7 million from U.S. Operations. In the fourth quarter of 2000, these divisions accounted for $142.7 million, $5.4 million and $8.3 million of the revenue, respectively, before intercompany eliminations of $2.4 million related to Portfolio Management. These divisions accounted for $633.4 million, $62.9 million and $37.8 million of the revenue for 2001, respectively. Included in the U.S. Operations' 2001 revenue was $27.5 million from Portfolio Management. International Operations' 2001 revenue included $5.1 million from U.S. Operations. In 2000, these divisions accounted for $566.7 million, $13.2 million and $31.7 million of the revenue, respectively, before intercompany eliminations of $5.7 million related to Portfolio Management.

Income from operations for the fourth quarter of 2001 decreased 14.3% to $20.7 million from $24.1 million for the same period a year ago. Income from operations for 2001, excluding the one-time charges, decreased 1.6% to $98.7 million from $100.3 million for the same period a year ago. Including the one-time charges, income from operations decreased to $75.0 million for 2001.

NCO's payroll and related expenses as a percentage of revenue remained flat and its selling, general, and administrative expenses as a percentage of revenue increased for the fourth quarter of 2001 as compared to the same period in the prior year. Compared to last year, the increase in NCO's selling, general, and administrative expenses related to the incremental costs associated with increasing collection efforts in order to maximize collections for clients in the current economic environment.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "During the fourth quarter, NCO's revenue and profitability continued to come under pressure as a result of the downturn in the economy, as well as the residual effects of the events of September 11th. Despite this environment, we view our fourth quarter results as positive and we enter 2002 with cautious optimism. We believe that we have made the right decisions in dealing with the downturn in the economy, and as a result, we have been the beneficiary of numerous new revenue opportunities and have seen many positive trends in our expense structure based on the operational changes we have made to date. While we are not anticipating any near term improvement in consumer payment patterns, we believe that we have best positioned NCO to enter 2002 with a reasonable growth plan and a path to improved profitability that will position us to take full advantage of the opportunities that will be presented when the economy improves." In addition, NCOG also announced that it expects earnings per share ("EPS"), on a diluted basis, to be approximately $0.40 to $0.42 per share for the first quarter of 2002, and $0.47 to $0.50 per share for the second quarter of 2002. The projected earnings per share amounts include the elimination of goodwill amortization in accordance with the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

Commenting on the guidance, Michael J. Barrist stated, "NCO, like many companies, has been challenged by the task of revalidating its forecasting model to take into account changes in the economy and the effect of the events of September 11th. Based on the fourth quarter results, as well as projected new business opportunities, seasonality, and an improving cost structure, we are comfortable with our forecasting model for the first and second quarters of 2002. We will continue to monitor results and provide additional guidance as it becomes available."

NCO will host an investor conference call on Wednesday, February 13, 2002 at 11:30 a.m., ET, to discuss the items discussed in this press release in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (800) 219-6110 (domestic callers) or (303) 262-2127 (international callers). A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 405-2236 (domestic callers) or (303) 590-3000 (international callers) and providing the pass code 443469.

NCO Group, Inc. is the largest provider of accounts receivable collection services in the world. NCO provides services to clients in the financial services, healthcare, retail, commercial, education, telecommunications, utilities and government sectors.

                 ----------------------------------------------

Certain statements in this press release, including, without limitation, statements as to NCO's or management's outlook as to financial results in 2002, statements as to the effects of the events of September 11th and the economy on NCO's business, statements concerning projections of earnings per share, statements as to the effects of potential business opportunities, statements as to initiatives to improve margins, statements as to fluctuations in quarterly operating results, statements as to trends, statements as to NCO's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its five-year strategy as and when planned, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and future acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to strategic acquisitions and international operations, and other risks detailed from time to time in NCO's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, filed on March 16, 2001, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

A copy of the Annual Report on Form 10-K can be obtained, without charge except for exhibits, by written request to Steven L. Winokur, Executive Vice President, Finance/CFO, NCO Group, Inc., 515 Pennsylvania Avenue, Ft. Washington, PA 19034.

                        --------------------------------

                           NCO GROUP, INC.
                  Unaudited Selected Financial Data
             (in thousands, except for per share amounts)


Statements of Income:
                                                                      For the Three Months
                                                                       Ended December 31,
                                                                     ----------------------
                                                                        2000         2001
                                                                     ---------    ---------

Revenue                                                              $ 153,980    $ 172,855

Operating costs and expenses:
       Payroll and related expenses                                     73,912       82,942
       Selling, general, and administrative expenses                    47,353       59,376
       Depreciation and amortization expense                             8,589        9,854
                                                                     ---------    ---------
                                                                       129,854      152,172
                                                                     ---------    ---------
                                                                        24,126       20,683

Other income (expense):
       Interest and investment income                                      928        1,060
       Interest expense                                                 (6,677)      (5,619)
                                                                     ---------    ---------
                                                                        (5,749)      (4,559)
                                                                     ---------    ---------
Income before income taxes                                              18,377       16,124

Income tax expense                                                       6,800        6,643
                                                                     ---------    ---------

Income from operations before minority interest                         11,577        9,481

Minority interest                                                         --         (1,290)
                                                                     ---------    ---------

Net income                                                           $  11,577    $   8,191
                                                                     =========    =========

Net income per share:
       Basic                                                         $    0.45    $    0.32
                                                                     =========    =========
       Diluted                                                       $    0.45    $    0.31
                                                                     =========    =========

Weighted average shares outstanding:
       Basic                                                            25,618       25,814
       Diluted                                                          25,887       29,635


Selected Balance Sheet Information:
                                                                       As of December 31,
                                                                     ----------------------
                                                                          2000         2001
                                                                     ---------    ---------
Cash and cash equivalents                                            $  13,490    $  32,161
Current assets                                                         128,534      202,802
Total assets                                                           784,006      931,025

Current liabilities                                                     48,802       90,429
Long-term debt, net of current portion                                 303,920      357,868
Shareholders' equity                                                   386,426      414,095



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


                           NCO GROUP, INC.
                  Unaudited Selected Financial Data
             (in thousands, except for per share amounts)


Statements of Income:
                                                                                      For the Year Ended December 31,
                                                                ------------------------------------------------------------------
                                                                            2000                                2001
                                                                ----------------------------        ------------------------------
                                                                    Actual     Pro Forma (1)         Actual          Pro Forma (2)
                                                                  ---------    -------------        ---------          ---------

Revenue                                                           $ 605,884      $ 605,884          $ 701,506          $ 701,506

Operating costs and expenses:
       Payroll and related expenses                                 293,292        293,292            350,634            339,923
       Selling, general, and administrative expenses                179,924        179,924            237,690            224,644
       Depreciation and amortization expense                         32,360         32,360             38,205             38,205
                                                                  ---------      ---------          ---------          ---------
                                                                    505,576        505,576            626,529            602,772
                                                                  ---------      ---------          ---------          ---------
Income from operations                                              100,308        100,308             74,977             98,734

Other income (expense):
       Interest and investment income                                 2,503          2,503              3,627              3,627
       Interest expense                                             (25,942)       (25,942)           (26,962)           (26,962)
       Other income                                                   1,313          1,313               --                 --
                                                                  ---------      ---------          ---------          ---------
                                                                    (22,126)       (22,126)           (23,335)           (23,335)
                                                                  ---------      ---------          ---------          ---------
Income before income taxes                                           78,182         78,182             51,642             75,399

Income tax expense                                                   32,042         32,042             21,463             30,715
                                                                  ---------      ---------          ---------          ---------

Income from continuing operations before minority interest           46,140         46,140             30,179             44,684

Minority interest                                                      --             --               (4,310)            (4,310)
                                                                  ---------      ---------          ---------          ---------

Income from continuing operations                                    46,140         46,140             25,869             40,374

Discontinued operations, net of taxes:
       Loss from discontinued operations                               (975)          (975)              --                 --
       Loss on disposal of discontinued operations                  (23,179)          --                 --                 --
                                                                  ---------      ---------          ---------          ---------

Net income                                                        $  21,986      $  45,165          $  25,869          $  40,374
                                                                  =========      =========          =========          =========

Income from continuing operations per share:
       Basic                                                      $    1.80      $    1.80          $    1.00          $    1.57
                                                                  =========      =========          =========          =========
       Diluted                                                    $    1.79      $    1.79          $    0.99          $    1.49
                                                                  =========      =========          =========          =========

Net income per share:
       Basic                                                      $    0.86      $    1.77          $    1.00          $    1.57
                                                                  =========      =========          =========          =========
       Diluted                                                    $    0.85      $    1.75          $    0.99          $    1.49
                                                                  =========      =========          =========          =========

Weighted average shares outstanding:
       Basic                                                         25,587         25,587             25,773             25,773
       Diluted                                                       25,842         25,842             28,897             28,897


(1) Gives effect to the elimination of the loss on the disposition of the Market Strategy division.

(2)  Excludes the effects of $23.8 million of one-time charges.


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
                      NCO GROUP, INC.
             Unaudited Selected Financial Data
       (in thousands, except for per share amounts)





Consolidating Statements of Income:
                                                                          For the Three Months Ended December 31, 2001
                                                               -----------------------------------------------------------------
                                                                                                    Intercompany
                                                                 NCO Group       NCO Portfolio      Eliminations    Consolidated
                                                               ------------     --------------      ------------    ------------


Revenue                                                         $ 163,727          $  16,206         $  (7,078)       $ 172,855

Operating costs and expenses:
       Payroll and related expenses                                82,651                291                             82,942
       Selling, general, and administrative expenses               58,001              8,453            (7,078)          59,376
       Depreciation and amortization expense                        9,779                 75                              9,854
                                                                ---------          ---------         ---------        ---------
                                                                  150,431              8,819            (7,078)         152,172
                                                                ---------          ---------         ---------        ---------
                                                                   13,296              7,387              --             20,683

Other income (expense):
       Interest and investment income                                 811                372              (123)           1,060
       Interest expense                                            (3,611)            (2,131)              123           (5,619)
                                                                ---------          ---------         ---------        ---------
                                                                   (2,800)            (1,759)             --             (4,559)
                                                                ---------          ---------         ---------        ---------
Income before income tax expense                                   10,496              5,628              --             16,124

Income tax expense                                                  4,532              2,111                              6,643
                                                                ---------          ---------         ---------        ---------

Income from continuing operations before
  minority interest                                                 5,964              3,517              --              9,481

Minority interest (1)                                                --                 --              (1,290)          (1,290)
                                                                ---------          ---------         ---------        ---------

Net income                                                      $   5,964          $   3,517         $  (1,290)       $   8,191
                                                                =========          =========         =========        =========


(1) NCO Group owns approximately 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.

                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)


Consolidating Statements of Income:
                                                                                 For the Year Ended December 31, 2001
                                                               -----------------------------------------------------------------
                                                                                                    Intercompany
                                                                 NCO Group       NCO Portfolio      Eliminations    Consolidated
                                                               ------------     --------------      ------------    ------------

Revenue                                                         $ 666,048          $  62,929         $ (27,471)       $ 701,506

Operating costs and expenses:
       Payroll and related expenses                               349,010              1,624                            350,634
       Selling, general, and administrative expenses              232,724             32,437           (27,471)         237,690
       Depreciation and amortization expense                       37,955                250                             38,205
                                                                ---------          ---------         ---------        ---------
                                                                  619,689             34,311           (27,471)         626,529
                                                                ---------          ---------         ---------        ---------
                                                                   46,359             28,618              --             74,977

Other income (expense):
       Interest and investment income                               3,859                531              (763)           3,627
       Interest expense                                           (19,495)            (8,230)              763          (26,962)
                                                                ---------          ---------         ---------        ---------
                                                                  (15,636)            (7,699)             --            (23,335)
                                                                ---------          ---------         ---------        ---------
Income before income tax expense                                   30,723             20,919              --             51,642

Income tax expense                                                 13,618              7,845                             21,463
                                                                ---------          ---------         ---------        ---------

Income from operations before minority interest                    17,105             13,074              --             30,179

Minority interest (1)                                                --                 --              (4,310)          (4,310)
                                                                ---------          ---------         ---------        ---------

Net income                                                      $  17,105          $  13,074         $  (4,310)       $  25,869
                                                                =========          =========         =========        =========


(1) NCO Group owns approximately 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.



                                       6